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                                                                    Exhibit 10.6







                        ADVANCED BIOTHERAPY COMPANY, INC.


                CONVERTIBLE SUBORDINATED DEBT PURCHASE AGREEMENT

                                  June 29, 2000


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                        ADVANCED BIOTHERAPY COMPANY, INC.

                CONVERTIBLE SUBORDINATED DEBT PURCHASE AGREEMENT

       This Convertible Subordinated Debt Purchase Agreement (the "AGREEMENT") is made as of the 29th day of June 2000, by and between Advanced Biotherapy Company, Inc., a Nevada corporation (the "COMPANY"), and each of the investors listed on EXHIBIT A attached hereto (each a "PURCHASER" and together the "PURCHASERS").

                                    RECITALS

       Simultaneously with execution hereof, the Company, the Purchasers and the other parties named therein are entering an Investor Rights Agreement (the "Investor Rights Agreement").

       The parties hereby agree as follows:

       1.     PURCHASE AND SALE OF CONVERTIBLE SUBORDINATED DEBT.

              1.1    SALE AND ISSUANCE OF CONVERTIBLE SUBORDINATED DEBT.

                     Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that aggregate principal amount of the Company's 10% Convertible Subordinated Debt due September 30, 2004 ("Convertible Subordinated Debt"), set forth opposite each such Purchaser's name on EXHIBIT A attached hereto at a purchase price equal to the face amount thereof purchased by such Purchaser. The debt instruments issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "DEBT INSTRUMENTS" and the Convertible Subordinated Debt evidenced thereby as the "DEBT." The Company's agreement with each of the Purchasers hereunder is a separate agreement, the obligations of each of the Purchasers hereunder are several and not joint, and the sale of the Debt to each of the Purchasers is a separate transaction. The Debt is convertible to shares of the Company's common stock, $.001 par value, in accordance with the applicable provisions set forth in the Debt Instruments evidencing the Debt, the form of which instruments is set forth in EXHIBIT B attached hereto. Shares of capital stock issued to the Purchaser pursuant to the Debt Instruments conversion provisions are referred to hereafter as the "STOCK".

              1.2    CLOSING; DELIVERY.

                     (a) CLOSING. The initial purchase and sale of the Debt shall take place at the offices of the Company, 6355 Topanga Canyon Boulevard, Suite 510, Woodland Hills, California 91367 at 10:00 a.m. on July 7, 2000, or at such other time and place as the Company and the Purchasers mutually agree orally or in writing (which time and place are designated as


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the "INITIAL CLOSING"). At the Initial Closing and each Closing (as defined below), the Company shall deliver to each Purchaser a Debt Instrument representing the Debt that such Purchaser is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness or any combination thereof. In the event that payment by a Purchaser is made, in whole or in part, by cancellation of indebtedness, then such Purchaser shall surrender to the Company for cancellation at such Initial Closing or Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.

                     (b) SUBSEQUENT SALE OF DEBT. The Company may sell up to the balance of the authorized aggregate principal amount of Two Million Dollars ($2,000,000) of Debt not sold at the Initial Closing to such Purchasers as it shall select, at a price not less than the face amount thereof, provided the agreement for sale is executed not later than one hundred fifty (150) days immediately following the date of the Initial Closing. Any such Purchaser shall become a party to this Agreement, and shall have the rights and obligations hereunder, by executing and delivering to the Company an additional counterpart signature page to this Agreement. In the event there is more than one closing, the term "Closing" shall apply to the Initial Closing and each such other closing unless otherwise specified.

       2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as EXHIBIT C, which exceptions shall be deemed to be representations and warranties as if made hereunder:

              2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

              2.2 CAPITALIZATION. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

                     (a) 50,000,000 shares of capital stock, 39,398,265 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of capital stock have been duly authorized, validly issued, fully paid and are nonassessable, issued in compliance with all applicable federal and state securities laws.

                     (b) Options to purchase 2,877,953 shares of Company Stock have been granted and are currently outstanding; warrants to purchase 4,685,135 shares of Company Stock have been granted and are currently outstanding.


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                     (c) Except as disclosed pursuant to Section 6.7 and except for outstanding options and warrants described in Section 2.2(b) above or as contemplated by this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

              2.3 SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and is not a participant in any joint venture or partnership.

              2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Debt has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent any indemnification provisions may be limited by applicable federal or state securities laws.

              2.5 VALID ISSUANCE OF DEBT AND STOCK. The Debt that is being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Debt Instrument and the Investor Rights Agreement and applicable state and federal and securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.6 below, the Debt will be issued in compliance with all applicable federal and state securities laws. The underlying Stock to be issued to the Purchasers hereunder, when issued and then, sold and delivered in accordance with the terms hereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and nonassessasble and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Debt Instruments, the Investor Rights Agreement and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.6 below, the Stock will be issued in compliance with all applicable federal and state securities laws.

              2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to


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applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT") or, as provided in the Investor Rights Agreement.

              2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

              2.8 INTELLECTUAL PROPERTY. To the Company's knowledge, the Company owns or possesses sufficient legal rights to all trademarks, service marks, tradenames, and, to its knowledge, all patents, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, servicemarks, tradenames, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to or outside the scope of their employment by the Company.

              2.9 COMPLIANCE WITH OTHER INSTRUMENTS.

                     (a) The Company is not in violation or default of any provisions of its articles of incorporation or of any instrument, judgment, order, writ, decree or contract to which


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it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization applicable to the Company, its business or operations or any of its assets or properties, which suspension, revocation, impairment, forfeiture or nonrenewal will have a material adverse effect on the Company's business and operations.

                     (b) To its knowledge, the Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution agreement or other agreement.

              2.10 AGREEMENTS; ACTION.

                     (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                     (b) Except for agreements explicitly contemplated by this Agreement, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

                     (c) Except for agreements explicitly contemplated by this Agreement, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                     (d) For the purposes of subsections (b) and (c) above, the indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity shall be aggregated for the purpose of meeting the individual minimum dollar amounts with such subsections.


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                     (e) The Company is not a party to and is not bound by any
contract, agreement or instrument, or subject to any restriction under its articles of incorporation or bylaws, that adversely affects its business, its properties or its financial condition.

              2.11 DISCLOSURE. The Company has fully provided the Purchasers with all information requested by the Purchasers in connection with their decisions to acquire the Debt including all information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision. To the Company's knowledge, no representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Purchasers at the Closing, or any other document (when read together) contain any untrue statement of a material fact, nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of the Company that have not been set forth in this Agreement, the exhibits hereto or in other documents delivered to the Purchasers or their attorneys or agents in connection herewith. For purposes of this Agreement, the Company shall be deemed to have "knowledge" if any director or officer of the Company has actual knowledge of a particular fact or other matter. As of the date of the Agreement, the Company is current as to its periodic reporting requirements under the Securities Exchange Act of 1934, as amended.

              2.12 NO CONFLICT OF INTEREST. The Company is not indebted, directly or indirectly, to (i) any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees and (ii) any affiliates of the Company. To the Company's knowledge, none of the Company's officers or directors are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers and directors of the Company may own stock in any publicly traded companies that may compete with the Company. To the Company's knowledge, none of the Company's officers or directors are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

              2.13 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except for agreements explicitly contemplated by this Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company's knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.


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              2.14 PRIVATE PLACEMENT. Subject in part to the truth and accuracy of the Purchasers' representations set forth in this Agreement, the offer, sale and issuance of the Debt as contemplated by this Agreement is exempt from the registration requirements of the Securities Act.

              2.15 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

              2.16 EMPLOYEE BENEFIT PLAN. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

              2.17 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns have ever been audited by governmental authorities. The Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books or accounts for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

              2.18 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all


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applicable state and federal equal employment opportunity laws and with other laws related to employment. The Company is not a party to or bound to any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement.

              2.19 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. Each employee, consultant and officer of the Company has (or will have) executed an agreement with the Company as of the Initial Closing regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation. All consultants to or vendors of the Company with access to confidential information of the Company are parties to a written agreement substantially in the form or forms provided to counsel for the Purchasers under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company. The Company is not aware that any of its consultants or vendors are in violation thereof, and the Company will use its best efforts to prevent any such violation.

              2.20 PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

              2.21 CORPORATE DOCUMENTS. The articles of incorporation and bylaws of the Company are in the form made available to counsel for the Purchasers. The copy of the minute books of the Company made available to the Purchasers' counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders.

              2.22 SIGNIFICANT CUSTOMERS AND SUPPLIERS. No major customer or supplier as of the date hereof has materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

              2.23 REAL PROPERTY HOLDING COMPANY. The Company is not a real property holding company within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the "Code").

              2.24 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, lease, market or sell its products to any other person

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and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute market or sell its products.

       3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby severally represents and warrants to the Company that:

              3.1 AUTHORIZATION. Such Purchaser has full power and authority to enter into this Agreement. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b ) to the extent any indemnification provisions may be limited by applicable federal or state securities laws.

              3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Debt and underlying Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Debt or the underlying Stock. The Purchaser has not been formed for the specific purpose of acquiring the Debt or the underlying Stock.

              3.3 DISCLOSURE OF INFORMATION. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Debt with the Company's management as such Purchaser has requested. The Purchaser understands that such discussions were intended to describe the aspects of the Company's business which it believes to be material but were not a thorough or exhaustive description. The Purchaser acknowledges having had full access to the Company's Annual Report on Form 10-KSB/A filed May 4, 2000, for the year ended December 31, 1999 ("Annual Report") and the Company's Quarterly Report on Form 10-QSB filed May 15, 2000, for the quarter ended March 31, 2000 ("Quarterly Report" and together with the Annual Report, the "SEC Reports") as filed with the Securities and Exchange Commission, as well as the Company's Notice and Proxy Statement (preliminary and/or final) for the Company's stockholders meeting scheduled for August 24, 2000, as filed with the Securities and Exchange Commission. The Purchaser understands and agrees that such SEC Reports do not reflect any events subsequent to March 31, 2000.

              3.4 EXCLUSIVE RELIANCE. In deciding whether to acquire the Debt, the Purchaser has relied exclusively upon (i) consultations with the Purchaser's respective legal, financial and tax advisors, (ii) the representations and warranties of the Company set forth in this Agreement, (iii) the Debt Instrument, (iv) the Investor Rights Agreement and (v) the additional information concerning the Company set forth in the SEC Reports, including the exhibits thereto.

              3.5 RESTRICTED SECURITIES. The Purchaser understands that the Debt and the Stock have not been, and the Debt and, except as provided in the Investor Rights Agreement, the Stock will not be, registered under the Securities Act or any state or other jurisdiction's securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and qualification provisions of applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Debt and the Stock are "restricted securities" under applicable federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Debt indefinitely unless it is registered, and the Stock until it is registered pursuant to the Investor Rights Agreement, with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Debt for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Debt and the Stock, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that any registration rights relating to the Stock into which the Debt may be converted (in accordance with its terms) are set forth in the Investor Rights Agreement.

              3.6 DEBT. The Purchaser understands that the principal amount of the Debt is subject to payment, in whole or in part, at any time and from time to time prior to conversion, at the option of the Company and further is subject to mandatory conversion, in whole or in part, in both cases upon the terms and conditions set forth in the Debt Instruments.

              3.7 LEGENDS. The Purchaser understands that the Debt Instruments evidencing the Debt and the certificates representing any Stock issued upon conversion of the Debt, subject to the provisions of the Investor Rights Agreement, may bear one or all of the following legends, or one substantially similar thereto:

                     (a) "NEITHER THIS DEBT INSTRUMENT NOR ANY SECURITIES INTO WHICH IT IS CONVERTIBLE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY APPLICABLE SECURITIES LAW OF ANY JURISDICTION AND IS A "RESTRICTED SECURITY" AS THAT TERM IS DEFINED IN

RULE 144 UNDER THE SECURITIES ACT AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS DEBT INSTRUMENT AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR
(ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER."

                     (b) Any legend required by the blue sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

              3.8 INVESTMENT.

                     (a) If the Purchaser is an individual, he is at least 21 years of age, a citizen of the country and a bona fide resident and domiciliary (not a temporary or transient resident) of the state indicated on the signature page hereto, and he has no present intention of becoming a resident of any other state or jurisdiction;

                     (b) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the risks of an investment in the Debt and the underlying Stock and understands that (i) this investment is suitable only for an investor who is able to bear the economic consequences of losing its entire investment, (ii) the Company is a development stage company with no operating revenue, (iii) an investment in the Debt and the underlying Stock is a speculative investment which involves a high degree of risk of loss by the Purchaser of his or its investment therein, and (iv) there are substantial restrictions on the transferability of the Debt and the underlying Stock.

              3.9 ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

              3.10 FOREIGN INVESTORS. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Debt and the underlying Stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Debt and the underlying Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Debt and the underlying Stock. Such Purchaser's subscription and payment for and continued beneficial ownership of the Debt and the underlying Stock, will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

       4. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

              4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

              4.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

              4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

              4.4 INVESTOR RIGHTS AGREEMENT. The Company and the other parties thereto other than Purchaser shall have duly executed and delivered the Investor Rights Agreement to the Purchaser.

              4.5 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Debt pursuant to this Agreement shall be obtained and effective as of the Closing.

              4.6 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in from and substance to Purchasers' special counsel, and they shall have received all such counterpart and certified or other copies of such documents as they may reasonably request.

              5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

              5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

              5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

              5.3 INVESTOR RIGHTS AGREEMENT. The Purchaser shall have duly executed and delivered the Investor Rights Agreement to the Company.

              5.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Debt pursuant to this Agreement shall be obtained and effective as of the Closing.

       6. MISCELLANEOUS.

              6.1 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year following the Closing.

              6.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              6.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

              6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

              6.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              6.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by reputable overnight courier or sent by telecopier (followed promptly with a copy by overnight courier), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page or EXHIBIT A hereto, or as subsequently modified by written notice, and if to the Company with a copy to Joel Weinstein, Rutter, Hobbs & Davidoff Incorporated, 1900 Avenue of the Stars, Suite 2700, Los Angeles, CA 90017, fax number (310) 286-1728.

              6.7 INVESTMENT BANKING PLACEMENT FEE. The Company represents that it will be obligated to pay its advisor, Cappello Capital Corp. ("CAPPELLO CAPITAL"), an investment banking placement fee, in cash, or, at Cappello Capital's option, a Debt Investment in principal amount (or a combination thereof), that is equal to seven and one half percent (7.5% ) of the total amount raised by the Company, together with an option to purchase ten percent (10%) of the principal amount of Debt placed by the Company at each Closing, at a price equal to the face amount of such Debt so placed, which option will expire ten (10) years from the applicable Closing. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a placement or finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a placement or finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

              6.8 FEES AND EXPENSES. The Company shall pay the reasonable fees and expenses of counsel for Cappello Capital incurred with respect to this Agreement, the documents referred to here in, and the transactions contemplated hereby and thereby, provided such fees and expenses do not exceed $10,000.

              6.9 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

              6.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the aggregate outstanding principal amount of the Debt. Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon the Purchasers and each transferee of the Debt, each future holder of the underlying securities, and the Company.

              6.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.

In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

              6.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

              6.13 ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

              6.14 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written permission of the other party , it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder. The provisions of this Section 6.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

              6.15 EXCULPATION AMONG PURCHASERS. Except as set forth in Section
3.4 above, each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Debt.

              6.16 RESERVATION SHARES. The Company agrees that it shall reserve sufficient duly authorized shares of Stock for issuance upon conversion of the Convertible Debt Instruments and that upon such issuance, such shares shall be validly issued, fully paid and nonassessable.



                            [Signature Pages Follow]

         The parties have executed this Convertible Subordinated Debt Purchase Agreement as of the date first written above.

                                            ADVANCED BIOTHERAPY COMPANY, INC.:



                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                      --------------------------
                                            Address:
                                                      --------------------------

                                                      --------------------------
                                            Facsimile:
                                                       -------------------------



                                            PURCHASER:



                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                                             (Print)
                                               Title:
                                                      --------------------------
                                            Address:
                                                      --------------------------

                                                      --------------------------
                                            Facsimile:
                                                       -------------------------

                                    EXHIBITS
                                    --------

Exhibit A    -    Schedule of Purchasers

Exhibit B    -    Form of Convertible Debt Investment

Exhibit C    -    Schedule of Exceptions to Representations and Warranties

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS



                                PRINCIPAL AMOUNT OF            PURCHASE PRICE
           NAME                 DEBT INSTRUMENT             (CASH/WIRE TRANSFER)
- ----------------------------    -------------------         --------------------

                                    EXHIBIT B

                       FORM OF CONVERTIBLE DEBT INSTRUMENT

                                    EXHIBIT C

                            SCHEDULE OF EXCEPTIONS TO
                         REPRESENTATIONS AND WARRANTIES

       2.10 AGREEMENTS; ACTION. The Company leases approximately 500 square feet for administrative offices located at 6355 Topanga Canyon Boulevard, Suite 510, Woodland Hills, California 91367 from Buccellato & Finkelstein, Inc., which company is owned in part by Edmond Buccellato, a director and officer of the Company. The annual base rental through December 31, 1999 was $-0-. The remaining term of the lease is three years, ending December 31, 2002. The annual base rental for each of the remaining lease years is $4,800. The Company also subleases approximately 3,500 square feet of research and development space located at 9110 Red Branch Road, Columbia, Maryland 21045 from New Horizons Diagnostics, Inc., which company is owned by Lawrence Loomis, a director of the Company. The annual base rental is $-0- and the term of the lease is month-to-month.

       The Company has granted options and warrants to certain of its officers and directors, the details of which are set forth in the Company's preliminary Proxy Statement for the Company's stockholders meeting, scheduled for August 24, 2000, which Proxy Statement has been filed with the Securities and Exchange Commission, a copy of which has been made available to Investors.

       The Company is indebted to Simon Skurkovich, the Company's Chairman of the Board in the amount of $127,631.

       2.12 NO CONFLICT OF INTEREST. SEE paragraph 2.10 above. The Company is indebted to Alexander L. Cappello, a director, and two (2) of his business associates in the aggregate amount of $75,000, pursuant to the placement of convertible demand notes to such individuals.

       The following directors and officers are indebted to the Company in the amounts set forth opposite his or her name, respectively, in connection with the grant of shares of Common Stock pursuant to the Company's stock bonus plan:

                  Boris Skurkovich:           $75,000
                  Lawrence Loomis:            $50,000
                  Edward Buccellato:          $75,000
                  Jeanne Kelley:              $36,619

       2.13 RIGHTS OF REGISTRATION AND VOTING RIGHTS. In connection with the grant of warrants to Cappello Capital Corp. and its designees, the Company granted full, unconditional piggyback registration rights without any holdback obligations. With respect to the grant of shares of Stock through the Company's Stock Bonus Plan to each of Simon V. Skurkovich, Edmond Buccellato, Boris V. Skurkovich, Lawrence Loomis, and Jeanne Kelly, the Company granted full, unconditional piggyback registration rights to such individuals.

       2.21 CORPORATE DOCUMENTS. The Company has been unable to locate its record book, including minutes and unanimous consents of shareholders and directors, for the period prior to 1995.